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Exhibit 23


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-109317) pertaining to the PAREXEL International Corporation 401(k) Retirement Savings Plan of our report dated September 24, 2004, with respect to the financial statements and schedule of the PAREXEL International Corporation 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.


                                         ERNST & YOUNG LLP


Boston, Massachusetts
December 6, 2004